Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated November 26, 2007, relating to the financial statements and financial highlights of Seligman Municipal Fund Series, Inc. appearing in the Annual Report on Form N-CSR of Seligman Municipal Fund Series, Inc. for the year ended September 30, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus dated February 1, 2008, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated February 1, 2008, which are both incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading “Financial Statements and Experts” and “Appendix C - Financial Highlights” in the Registration Statement.

/s/    DELOITTE & TOUCHE LLP

New York, New York

October 27, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 27, 2008, relating to the financial statements and financial highlights of Seligman Select Municipal Fund, Inc. appearing in the Annual Report on Form N-CSR of Seligman Select Municipal Fund, Inc. for the year ended December 31, 2007. We also consent to the reference to us under the heading “Financial Statements and Experts” and “Representations and Warranties” in such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

New York, New York

October 27, 2008